UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 20, 2014

Graham Corporation

(Exact name of Registrant as specified in its charter)

Delaware	1-8462	16-1194720
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 Florence Avenue, Batavia, New York	14020
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (585) 343-2216

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Amendment to Bank of America Loan Agreement. On March 24, 2014, Graham Corporation (the “Company”) and Bank of America, N.A. entered into Amendment No. 1 (the “Amendment”) to the Loan Agreement dated as of December 3, 2010 (the “Loan Agreement”). The Amendment facilitated the Company’s entry into the LOC Facility, as described below, by increasing the amount of Additional Contingent Liabilities (as defined in the Loan Agreement) that may be incurred by the Company to $6,000,000. The terms of the Loan Agreement are described in the Company’s Current Report on Form 8–K dated December 3, 2010, which description is incorporated by reference herein.

The Amendment is attached to this Current Report on Form 8-K as Exhibit 99.1, and the preceding description of the Amendment is qualified in its entirety by reference to the full text of the Amendment.

Entry into Letter of Credit Facility. Also on March 24, 2014, the Company and HSBC Bank USA, National Association entered into a Continuing Letter of Credit Facility and a Letter Agreement with respect to such Continuing Letter of Credit Facility (together, the “LOC Facility”). The LOC Facility, which the Company entered into in order to support its international operations, provides the Company with a demand line of credit of up to $5,000,000 to be used for the issuance of standby letters of credit. Under the LOC Facility, the Company incurs an annual facility fee in the amount of 0.375% of the maximum amount available under the LOC Facility, as well as a letter of credit issuance fee of between 0.75% and 1.25% of the face amount of all letters of credit issued. The amount of each letter of credit issuance fee will be based on the Company’s ratio of Funded Debt to EBITDA (as defined in the Letter Agreement). The LOC Facility requires that the Company maintain a Funded Debt to EBITDA ratio not greater than 3.5 to 1.0 and an Interest Coverage Ratio of not less than 4.0 to 1.0, in each case as defined in the Letter Agreement and based on a trailing 12 month period.

The Continuing Letter of Credit Facility and the Letter Agreement are attached to this Current Report on Form 8-K as Exhibits 99.2 and 99.3, respectively, and the preceding description of the LOC Facility is qualified in its entirety by reference to the full text of such agreements.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 20, 2014, the Compensation Committee of the Company’s Board of Directors approved a 3% increase to the base salary of each of the Company’s below listed named executive officers:

Named Executive Officer	Current Base Salary	New Base Salary
James R. Lines, President and Chief Executive Officer	$350,200	$360,706

Jeff Glajch, Vice President – Finance & Administration and Chief Financial Officer	$247,200	$254,616

Alan Smith, Vice President of Operations	$211,150	$217,485

Jennifer Condame, Controller and Chief Accounting Officer	$154,500	$159,135

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Amendment No. 1 dated as of March 24, 2014 to the Loan Agreement dated as of December 3, 2010 between Graham Corporation and Bank of America, N.A.

99.2	Continuing Letter of Credit Facility dated as of March 24, 2014 between Graham Corporation and HSBC Bank USA, National Association.

99.3	Letter Agreement dated as of March 24, 2014, with respect to the Continuing Letter of Credit Facility dated as of March 24, 2014, between Graham Corporation and HSBC Bank USA, National Association.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Graham Corporation

Date: March 25, 2014	By:	/s/ Jeff Glajch
Jeff Glajch
Vice President – Finance & Administration and
Chief Financial Officer